ASSUMPTION AGREEMENT


	AGREEMENT made as of May 1, 2017 between Principal
Management Corporation ("PMC") and Gotham Asset
Management, LLC (the "Sub-Advisor").

	WHEREAS, Principal Funds, Inc. is registered as an open-end management investment company under the Investment
Company Act of 1940, as amended (the "1940 Act");

	WHEREAS, PMC has been appointed as investment advisor to every series of Principal Funds, Inc. (each a "Fund" and together, the "Funds") pursuant to an Amended and Restated
Management Agreement dated September 14, 2016, as amended
(the "Investment Advisory Agreement");

	WHEREAS, PMC has entered into a Sub-Advisory
Agreement with the Sub-Advisor dated June 30, 2016, as amended (the "Sub-Advisory Agreement"), and Indemnification Agreement dated June 30, 3016 (the "Indemnification Agreement") (collectively, the "Agreements") pursuant to which the Sub-Advisor serves as investment sub-advisor to certain of the Funds and the parties agree to indemnify each other under certain circumstances;

	WHEREAS, PMC will merge with and into Principal
Global Investors, LLC ("PGI") on or about May 1, 2017 (the foregoing referred to as the "Merger");

	WHEREAS, in connection with the Merger, PGI has agreed to assume PMC's responsibilities with respect to the Funds pursuant to the Investment Advisory Agreement;

	WHEREAS, in conjunction with its assumption of PMC's rights and responsibilities under the Investment Advisor
Agreement, PGI desires to assume PMC's rights and responsibilities under the Agreements;

	NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

      1.	PGI shall assume all rights and responsibilities of
PMC under the Agreements upon the completion of the Merger.

      2.	The parties hereby agree that this Assumption
Agreement shall be attached to and made a part of the Agreements.


[Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRINCIPAL MANAGEMENT CORPORATION




By:
/s/ Adam Shaikh




Name: Adam Shaikh



Title: Counsel







By:
/s/ Jennifer Block




Name: Jennifer Block



Title: Counsel


GOTHAM ASSET MANAGEMENT, LLC




By:
/s/ Louis LaRocca


(Authorized Officer)




Name: Louis LaRocca



Title:  General Counsel & CCO